Exhibit 10.2

SECOND FORBEARANCE AND MODIFICATION AGREEMENT

THIS SECOND FORBEARANCE AND MODIFICATION AGREEMENT (herein called this “Agreement”) is made as of May 1, 2004 (the “Effective Date”), by and among Numo Manufacturing, Inc. (“Borrower”), Wilson Brothers USA, Inc. (“Guarantor”), and Comerica Bank, a Michigan banking corporation and successor by merger to Comerica Bank—Texas (“Bank”).

RECITALS:

A. Borrower, Bank and Guarantor have executed and delivered (i) that certain Credit Agreement dated as of March 1, 2002 (as amended, supplemented, or restated to the date hereof, the “Credit Agreement”), between Bank and Borrower, (ii) that certain Variable Rate Installment Note dated March 1, 2002 executed by Borrower payable to the order of Bank in the original principal amount of $331,696 (as amended, supplemented or restated, the “Term Note”), (iii) that certain Master Revolving Note dated July 10, 2003 executed by Borrower payable to the order of Bank in the original principal amount of $3,000,000 (as amended, supplemented or restated, the “Revolving Note”), (iv) that certain Variable Rate Installment Note dated September 25, 2002 executed by Borrower payable to the order of Bank in the original principal amount of $128,195 (as amended, supplemented or restated, the “Second Term Note”; the Term Note, the Revolving Note and the Second Term Note are herein called the “Notes”); (v) that certain Advance Formula Agreement dated as of March 1, 2002 from Borrower to Bank (as amended, supplemented, or restated to the date hereof, the “Advance Formula Agreement”), (vi) that certain Security Agreement (All Assets) dated as of March 1, 2002 from Borrower to Bank (as amended, supplemented, or restated to the date hereof, the “Security Agreement”), and (vii) that certain Guaranty dated as of March 1, 2002 from Guarantor in favor of Bank (as amended, supplemented, or restated to the date hereof, the “Guaranty,”; the Credit Agreement, the Notes, the Advance Formula Agreement, the Security Agreement and the Guaranty, as from time to time supplemented or amended, and all other instruments, documents or agreements executed in connection therewith are herein collectively called the “Loan Documents”).

B. Defaults and Events of Default (as such terms are defined in the Loan Documents) have occurred and are continuing. Borrower has made efforts to cure such Defaults and Events of Default. In accordance with such efforts, Borrower has retained the services of a “turn around manager,” Lee Hassell.

C. Borrower and Bank have entered into that certain Forbearance and Modification Agreement dated as of March 1, 2004 (the “Original Modification Agreement”), whereby Bank agreed to forbear in the exercise of its remedies under the Loan Documents in accordance with the terms and conditions specified therein.

D. Borrower has requested that Bank continue to forbear in the exercise of its remedies under the Loan Documents, and Bank is willing to forbear as provided herein in consideration of the agreements and undertakings by Borrower contained herein.

NOW, THEREFORE, in consideration of the various acknowledgments and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby acknowledge and agree as follows:

Section 1. Definitions. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Loan Documents shall have the same meanings whenever used in this Agreement. As used herein:

“Designated Defaults” has the meaning set forth in Section 2.

“Forbearance Defaults” has the meaning set forth in Section 4.

“Lease” shall mean that certain Commercial Lease Agreement dated as of October 21, 2003, between CHF Industries, Inc., as Landlord, and Numo Manufacturing, Inc., as Tenant, covering the Leased Property.

“Leased Property” shall mean the property located at 1072 U.S. Highway 175, Kaufman, Texas 75142, which is covered by the Lease.

“Monthly Financial Projection” shall mean for any calendar month, the financial projections for such calendar month set forth in the Borrower’s projected income statement delivered by Borrower to Bank in a form acceptable to Bank.

“Quarterly Financial Projection” shall mean for any fiscal quarter of Borrower, the financial projections for such fiscal quarter set forth in the Borrower’s projected income statement delivered by Borrower to Bank in a form acceptable to Bank.

“Related Parties” means Borrower and Guarantor.

“Standstill Period” shall mean the period from the date hereof until the earlier of (i) 5:00 p.m., Dallas, Texas time, on October 1, 2004 or (ii) the occurrence of a Forbearance Default.

Section 2. Designated Defaults. Borrower has failed to comply with all of the financial covenants set forth in Section 4.4 of the Credit Agreement and each such failure to comply has resulted in an “Event of Default” under the Credit Agreement. Such Events of Default, together with any other Events of Default existing as of the date hereof of which Borrower has notified the Bank, are herein called the “Designated Defaults.”

Section 3. Standstill. In consideration of the provisions hereof and subject to the terms and conditions of this Agreement, Bank hereby agrees that it will not, during the Standstill Period, accelerate the maturity of any of the Notes or commence any lawsuit or any foreclosure proceedings with respect to the Security Agreement, or exercise any other remedy under the Loan Documents. Borrower hereby acknowledges and agrees that the execution, delivery and effectiveness of this Agreement does not in any way operate as a waiver of any Designated Default, that Bank has not waived any right, power or remedy under any Loan Document, and that, after the end of the Standstill Period, Bank will possess all of the rights and remedies granted to it under any Loan Document and all of its other legal and equitable rights.

Section 4. Forbearance Defaults. Each of the following shall constitute a “Forbearance Default”:

(a) the existence of any Event of Default (other than a Designated Default) under the Loan Documents;

(b) Borrower shall fail to keep or perform any of the terms, obligations, covenants or agreements contained herein;

(c) any representation or warranty of Borrower herein shall be false, misleading or incorrect in any material respect;

(d) Borrower’s Net Income or gross revenues for any period covered by a Monthly Financial Projection shall fail to be to be at least 85% of the amount projected for such period in such Monthly Financial Projection;

(e) Borrower’s Net Income or gross revenues for any calendar month covered by a Quarterly Financial Projection shall fail to be to be at least 90% of the amount projected for such period in such Quarterly Financial Projection; or

(f) Borrower has not by September 15, 2004, either (i) completed the purchase of the Leased Property or (ii) entered into a new lease for the Leased Property (with Borrower as tenant) having a term of at least one year.

Section 5. Representations, Warranties and Agreements. Borrower hereby represents, warrants, acknowledges, admits and agrees as follows:

(a) This Agreement and all other Loan Documents are and shall continue to be legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

(b) All covenants, representations and warranties of Borrower which are made in the Loan Documents are hereby ratified, remade and reaffirmed in all respects (provided that Borrower is not representing, warranting or covenanting that no Designated Default now exists or will exist during the Standstill Period).

(c) Borrower has the power, and has been duly authorized by all requisite action, to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by Borrower.

(d) The execution, delivery and performance of this Agreement by Borrower does not and will not (i) violate any law, rule, regulation or court order to which Borrower is subject, (ii) conflict with or result in a breach of its bylaws, articles of incorporation, or any agreement or instrument to which it is a party or by which it or its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of Borrower, whether not owned or hereafter acquired, other than liens in favor of Bank.

(e) The recitals set forth above are true and accurate and are an operative part of this Agreement.

Section 6. Additional Agreements of Related Parties.

(a) Related Parties hereby agree that as soon as possible after the Effective Date:

(i) Borrower shall use its best efforts to cause Shamrock Cake Company, Inc. d/b/a Old Plantation Foods, Inc. (“Old Plantation”) to execute and deliver to Bank a subordination agreement in form and substance acceptable to the Bank, by which Old Plantation shall subordinate all obligations owing to it by Borrower to all Obligations owing by Borrower to Bank (the “Old Plantation Subordination Agreement”).

(ii) Borrower shall use its best efforts to cause Kerry’s, Etc. (“Kerry’s”) to execute and deliver to Bank a subordination agreement in form and substance acceptable to the Bank, by which Kerry’s shall subordinate all obligations owing to it by Borrower to all Obligations owing by Borrower to Bank (the “Kerry’s Subordination Agreement”).

(b) Related Parties hereby agree that:

(i) The “Stated Rate” as defined in each Capital Expenditure Note, Equipment Note, and Revolving Credit Note (collectively, the “Notes”) shall continue to be the prime rate (as therein defined) plus 2.50%. Borrower shall make all principal and interest payments required under the Notes when due. Beginning on the last day of the Standstill Period, all outstanding principal under each of the Notes shall bear interest at the rate set forth in such Note that is applicable after “Default” (as defined in such Note). The “Maturity Date” as defined in each of the Notes is hereby amended to be “October 1, 2004.”

(ii) Borrower shall deliver to Bank the financial statements required by Section 4.3 of the Credit Agreement within 20 days after the end of each calendar month together with a Compliance Certificate dated as of the end of such month in addition to the quarterly financial statements and Compliance Certificates required to be delivered to Bank within 30 days after the end of each fiscal quarter.

(iii) Borrower shall deliver to Bank daily borrowing base certificates, daily accounts receivable aging reports and weekly accounts payable agings reports, in form satisfactory to Bank.

(iv) The following definitions are hereby added to Section 1 of the Credit Agreement as follows:

“‘Second Forbearance Agreement’” shall mean that certain Second Forbearance and Modification Agreement dated as of May 1, 2004, by and among Borrower, Wilson Brothers USA, Inc., as a Guarantor, and Bank.

“‘Standstill Period’” shall mean the period from the date hereof until the earlier of (i) 5:00 p.m., Dallas, Texas time, on October 1, 2004 or (ii) the occurrence of a Forbearance Default (as defined in the Second Forbearance Agreement).”

(v) The following definitions in Section 1 of the Credit Agreement are hereby amended in their entirety to read as follows:

“‘Equipment Loan Maturity Date’ shall mean the last day of the Standstill Period.”

“‘Revolving Credit Maturity Date’ shall mean the last day of the Standstill Period, or such earlier date on which the entire unpaid principal amount of all Revolving Loans becomes due and payable whether by the lapse of time, demand for payment, acceleration or otherwise; provided, however, if any such date is not a business day, then the Revolving Credit Maturity Date shall be the next succeeding business day.”

(vi) The following new Section 4.11 is hereby added to the Credit Agreement as follows:

“4.11 Prepayments from Asset Dispositions. Borrower shall prepay the Revolving Loans in an amount equal to the net proceeds from any Asset Disposition. As used in this Section 4.11, the term ‘Asset Disposition’ shall mean the disposition whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following: any or all of the assets of Borrower or any of its Subsidiaries other than sales of inventory or fixed assets in the ordinary course of business.”

(vii) Paragraph 2 of the Advance Formula is hereby amended in its entirety to read as follows:

“ADVANCE FORMULA. Borrower warrants and agrees that Borrower’s indebtedness to Bank for the Formula Loans shall never exceed the sum of:

(a) Eighty percent (80%) of the Eligible Accounts, as hereinafter defined, of the Debtor(s) named above (herein so called); and

(b) the lesser of fifty percent (50%) of the Eligible Inventory, as hereinafter defined, of the Debtor(s) or fifty percent (50%) of the Borrowing Base, but in no event to exceed $1,000,000; and

(c) $800,000 on any date from and including May 1, 2004 through May 31, 2004, $750,000 on any date from and including June 1, 2004 through June 30, 2004, $700,000 on any date from and including July 1, 2004 through July 31, 2004, $600,000 on any date from and including August 1, 2004 through August 31, 2004, $450,000 on any date from and including September 1, 2004 through October 1, 2004, and zero at all times thereafter; provided however that the amount added to the Advance Formula pursuant to this subsection (c) shall be reduced by the amount of each payment to Bank pursuant to Section 4.11 of the Credit Agreement until the amount added to the Advance Formula pursuant to this subsection (c) is equal to zero.”

(viii) At any time that the amount in subsection (c) of Paragraph 2 of the Advance Formula is greater than zero, Borrower must retain, at its sole expense, the services of Lee Hassell.

Section 7. Rights and Remedies of Bank. Upon the occurrence of a Forbearance Default, Bank shall be immediately entitled to enforce all of its rights and remedies under the Loan Documents, including without limitation its rights to accelerate the principal balance of the Notes and to foreclose upon the Security Agreement.

Section 8. Release of Claims. Each Related Party hereby releases and forever discharges Bank, together with its employees, agents, attorneys, officers, and directors (all of the foregoing hereinafter called the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof (all of the foregoing being hereinafter called the “Released Matters”). Each Related Party hereby acknowledges that the agreements herein are intended to cover and be in full satisfaction for all or any alleged injuries or damages arising in connection with the Released Matters herein compromised and settled.

Section 9. Effect and Construction of Agreement. Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Agreement shall not be construed to:

(a) impair the validity, perfection or priority of any lien or security interest securing the obligations under any Loan Document;

(b) waive or impair any rights, powers or remedies of Bank under, or constitute a waiver of, any provision of the Loan Documents upon termination of the Standstill Period; or

(c) constitute an agreement by Bank or require Bank to extend the Standstill Period, grant additional forbearance periods, or extend the term of the Loan Agreement, the Notes or the time for payment of any of the obligations thereunder.

Section 10. Conflicts. In the event of any express conflict between the terms of this Agreement and any of the other Loan Documents, this Agreement shall govern.

Section 11. No Waiver. Borrower hereby acknowledges and agrees that in no event and under no circumstance shall the execution, delivery and effectiveness of this Agreement or any past or future discussions with Bank and/or Bank’s forbearance from exercising any of its rights or remedies under the Loan Documents:

(i) except as set forth in this Agreement, cause a modification of the Loan Documents;

(ii) establish a custom with respect to the Loan Documents;

(iii) operate as a waiver of any existing or future default or event of default under the any of the Loan Documents;

(iv) entitle Borrower to any other or further notice or demand whatsoever; (v) in any way modify, change, impair, affect, diminish or release any of Borrower’s obligations or liability under or pursuant to the any of the Loan Documents or any other liability Borrower may have to Bank; or

(vi) waive, limit or condition Bank’s rights and remedies under the Loan Documents, all of which rights and remedies are expressly reserved. Furthermore, Borrower hereby acknowledges and agrees that any and all discussions, or drafts of documentation, relating to forbearance or modification of Loan Documents, unless heretofore exercised in writing, are hereby withdrawn.

Section 12. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Agreement and the performance hereof and shall further survive until all of the obligations under the Loan Documents are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Loan Documents to Bank shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Agreement and under the Loan Documents.

Section 13. Presumptions. Borrower acknowledges that it has consulted with and been advised by its counsel and such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Agreement and has participated in the drafting hereof. Therefore, this Agreement shall be construed without regard to any presumption or rule requiring that it be construed against any one party causing this Agreement or any part hereof to be drafted.

Section 14. Confirmation. Borrower (a) hereby ratifies and confirms all Loan Documents heretofore made by it and (b) agrees that its obligations under such Loan Documents are unimpaired by this Agreement and are and shall remain in full force and effect.

Section 15. Ratification of Guaranty. Guarantor hereby (a) consents to the provisions of this Agreement and the transactions contemplated herein, (b) hereby ratifies and confirms the Guaranty, and (c) agrees that his obligations and covenants under the Guaranty are unimpaired by this Agreement and are and shall remain in full force and effect.

Section 16. Conditions of Effectiveness. This Agreement shall become effective as of the Effective Date upon satisfaction of the following conditions precedent: (a) Bank shall have received all of the following, at Bank’s office, duly executed and delivered and each in form and substance satisfactory to Bank, all of the following:

(i) this Agreement;

(ii) evidence of existence, good standing, and authority for Borrower and Guarantor and each signatory on behalf of Borrower and Guarantor;

(iii) a Dominion of Funds Agreement;

(iv) a projected income statement of Borrower setting forth Monthly Financial Projections and Quarterly Financial Projections for such periods through and including October 1, 2004; and

(v) such other supporting documents as Bank may reasonably request.

(b) Borrower shall have paid all fees and reimbursements to be paid to Bank pursuant to any Loan Documents, or otherwise due Bank.

Section 17. Entire Agreement. This Agreement sets forth the entire agreement among the parties hereto with respect to the subject matter hereof. Borrower has not received or relied on any agreements, representations, or warranties of Bank, except as specifically set forth herein. Borrower acknowledges that it is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

Section 18. Loan Document. This Agreement is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto. This Agreement may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Second Forbearance and Modification Agreement is executed as of the date first above written.

NUMO MANUFACTURING, INC.

By:	/s/ Michael E. Hicks
Name:	Michael. E. Hicks
Title:	President

WILSON BROTHERS USA, INC.

By:	/s/ Michael E. Hicks
Name:	Michael E. Hicks
Title:	Secretary

COMERICA BANK

By:	/s/ P. David Jones
Name:	P. David Jones
Title:	Vice President